Exhibit 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:

Contact: Bill Austin

Wednesday, June 4, 2008

(713) 651-4300

KEY ENERGY SERVICES ACQUIRES HYDRA-WALK, INC.

HOUSTON, TX, June 4, 2008 – Key Energy Services, Inc. (NYSE: KEG) announced today that on May 30, 2008, it acquired Hydra-Walk, Inc. (“Hydra-Walk”) for approximately $10 million in cash and a performance earn-out potential of up to $2.0 million over the next two years.  Key will retain net working capital of approximately $1 million and will not assume any debt of Hydra-Walk.

Hydra-Walk is a leading provider of downhole pipe handling solutions for the oil & gas service industry.  Based in Lindsay, Oklahoma, Hydra-Walk has grown to be one of the largest providers of automated pipe handling services in the U.S.  Hydra-Walk operates over 80 patented pipe handling units in Oklahoma, Texas and Wyoming.

Kent Tolman, Co-Founder and President of Hydra-Walk stated, “We developed the Hydra-Walk® unit to complement the rig crew’s normal workflow.  This, coupled with the “hands-off approach” to handling tubing and work strings, provides for a safer and more efficient operation.”

Dick Alario, Key’s Chairman and CEO, commented, “We are excited to have Kent Tolman, the employees of Hydra-Walk and the Hydra-Walk system as part of the Key Energy Services’ team.  Incorporating the Hydra-Walk automated pipe-handling systems into our service package provides another improvement for our customers.”

Mr. Alario, continued, “We intend to ramp up the construction and deployment of the patented Hydra-Walk system to meet our customers’ growing demands for automated pipe handling services.  Our industry leading footprint will allow us to

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rapidly expand the use of this technology and by combining the Hydra-Walk system with our KeyView® technology; we take another step in our goal to become the safest and most efficient provider of rig-based well services.”

Key Energy Services, Inc. is the world’s largest rig-based well service company.  The Company provides oilfield services including well servicing, pressure pumping, fishing and rental tools, electric wireline and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina and Mexico.

Certain statements contained in this news release constitute “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management. Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects,” “believes,” “anticipates” and similar phrases. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks that the Company will be unable to successfully integrate acquired operations, including retaining employees and maintaining customer relationships; risks affecting patented technology, including the ability to maintain and enforce the proprietary information; risks affecting the ability of the Company to achieve projected revenues for the acquired business, including the ability to maintain prices, the impact of new rigs coming into the market and weather risk; and risks affecting activity levels for rig hours including the risk that commodity prices decline or the risk that capital budgets from the Company’s customers decrease and other risks affecting the California market such as heightened regulatory scrutiny and related litigation. Readers should also refer to the section entitled “Risk Factors” in the 2007 Annual Report on Form 10-K filed February 29, 2008 for a discussion of risks to which the Company is subject. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.